UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 16, 2004

Niku Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-28797	77-0473454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Main Street, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 298-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 16, 2004, Niku Corporation (“Niku”) entered into an underwriting agreement (the “Underwriting Agreement”) with certain selling stockholders and Deutsche Bank Securities Inc., Needham & Company, Inc., SG Cowen & Co., LLC and America’s Growth Capital, LLC as representatives of the several underwriters named therein (collectively, the “Underwriters”). The Underwriting Agreement provides for the sale of 3,000,000 shares of Niku common stock to the Underwriters at $18.75 per share, of which 1,608,778 shares are being offered and sold by Niku and 1,391,222 shares are being offered and sold by the selling stockholders. Niku has granted the Underwriters the right to purchase up to 450,000 additional shares to cover over-allotments, if any. These shares are being offered and sold under a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, in connection with a shelf takedown from Niku’s registration statement on Form S-3 (Registration No. 333-120653), which was declared effective December 16, 2004.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement dated December 16, 2004 among Niku Corporation, the selling stockholders named therein, and Deutsche Bank Securities Inc., Needham & Company, Inc., SG Cowen & Co., LLC and America’s Growth Capital, LLC as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

NIKU CORPORATION

By:	/S/ JOSHUA PICKUS
Name: Title:	Joshua Pickus President, Chief Executive Officer and Chairman of the Board

Date: December 16, 2004

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated December 16, 2004 among Niku Corporation, the selling stockholders named therein, and Deutsche Bank Securities Inc., Needham & Company, Inc., SG Cowen & Co., LLC and America’s Growth Capital, LLC as representatives of the several underwriters named therein.